Exhibit 99.1

Contact:

Charles L. Dunlap, CEO

Frederick W. Boutin, CFO

Gregory J. Pound, COO

303-626-8200

TRANSMONTAIGNE PARTNERS L.P. ANNOUNCES THAT MORGAN STANLEY HAS CLOSED ON THE SALE OF ITS OWNERSHIP INTERESTS IN TRANSMONTAIGNE TO

NGL ENERGY PARTNERS LP

July 2, 2014	Immediate Release

Denver, Colorado—TransMontaigne Partners L.P. (NYSE:TLP) today announced that on July 1, 2014, Morgan Stanley consummated the sale of its indirect 100% ownership interest in TransMontaigne Inc. to NGL Energy Partners LP.  TransMontaigne Inc. is the indirect parent and sole member of TransMontaigne GP L.L.C., which is the sole general partner (“General Partner”) of TransMontaigne Partners L.P. (“TLP” or “the Partnership”). The sale included Morgan Stanley’s limited partnership interests in TLP and the assignment from an affiliate of Morgan Stanley to NGL of certain terminaling services agreements with TLP.

As a result of the transaction, NGL indirectly acquired a 100% membership interest in, and control of, the General Partner, which controls TLP.  Consequently, the transaction resulted in a change in control of TLP.  The transaction does not involve the sale or purchase of any of the limited partnership units in TLP held by the public and the TLP limited partnership units continue to trade on the New York Stock Exchange.

NGL Energy Partners LP is a Delaware limited partnership that owns and operates a vertically integrated energy business with four primary businesses: water solutions, crude oil logistics, NGL liquids and retail propane.

Chuck Dunlap, TransMontaigne’s Chief Executive Officer commented: “The acquisition of TLP by NGL represents the beginning of a new era for TLP.”

Assignment of Certain Terminaling Services Agreements and Amendment to Credit Facility

In connection with the transaction, Morgan Stanley Capital Group Inc. assigned its interests in certain existing terminaling services agreements with the Partnership to NGL.

In addition, the Partnership amended its existing Senior Secured Credit Facility to, among other items, consent to the change of control of TLP resulting from the transaction and to amend the covenant relating to a future change of control to reflect NGL as the indirect owner of the general partner interest in TLP.

Changes to the General Partner’s Board of Directors

In connection with the consummation of the transaction, on July 1, 2014 Stephen R. Munger, Goran Trapp and Martin S. Mitchell, each employees of Morgan Stanley, resigned from the board of directors of the General Partner.  To fill the vacancy resulting from the resignation of the Morgan Stanley directors, Atanas H. Atanasov, Benjamin Borgen, David C. Kehoe and Donald M. Jensen, each employees of NGL, were appointed to the board of directors of the General Partner effective July 1, 2014.

About TransMontaigne Partners L.P.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeast.  We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products.  Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt.  We do not purchase or market products that we handle or transport.  TransMontaigne Partners has no officers or employees and all of our management and operational activities are provided by officers and employees of TransMontaigne Services Inc. TransMontaigne Services Inc. is an indirect wholly owned subsidiary of TransMontaigne Inc. TransMontaigne Inc. is an indirect wholly owned subsidiary of NGL Energy Partners LP. We are controlled by our general partner, TransMontaigne GP L.L.C., which is an indirect wholly owned subsidiary of TransMontaigne Inc.  News and additional information about TransMontaigne Partners L.P. is available on our website:  www.transmontaignepartners.com.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Although the Partnership believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Important factors that could cause actual results to differ materially from the Partnership’s expectations and may adversely affect its business and results of operations are disclosed in “Item 1A. Risk Factors” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 11, 2014. Further, the Partnership is subject to the risks and uncertainties resulting from the sale of TransMontaigne Inc., which indirectly owns the general partner, and the resultant change in control of the Partnership.  We do not assume any obligation to publicly release any revisions to forward-looking statements to reflect events or changes in our expectations after the date of this release.

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